Exhibit 99.1

NEWS RELEASE
For more information contact:
FEI Company
Jason Willey
Investor Relations Director
jason.willey@fei.com
(503) 726-2533

FEI Reports Third Quarter Results
Revenue of $227.8 Million and Book-to-bill of 1.1
GAAP EPS of $0.51 and Non-GAAP EPS of $0.69

HILLSBORO, Ore., October 28, 2014 -- FEI Company (Nasdaq:FEIC) reported results for third quarter of 2014. Revenue of $227.8 million was up 4.2% compared to $218.5 million in the third quarter of 2013 and down 3.9% compared to $237.0 million in the second quarter of 2014.
Net bookings in the third quarter were $250.1 million with a book-to-bill ratio of 1.1-to-1. Backlog grew to a record $539.0 million, an increase of $65.5 million since the beginning of the year. Bookings and backlog in the third quarter were negatively impacted by $19.4 million due to revaluation of the backlog for changes in foreign exchange rates. Excluding the impact of foreign exchange revaluations on existing backlog, bookings for the third quarter would have been $269.4 million, an all-time record and up 4.1% compared with the second quarter of 2014. Movements in foreign exchange rates negatively impacted revenue in the third quarter by $2.7 million, compared with second quarter of 2014 rates.
Diluted earnings per share computed on the basis of accounting principles generally accepted in the United States ("GAAP") were $0.51, compared with $0.67 in the third quarter of 2013 and $0.59 in the second quarter of 2014. Net income for the quarter was $21.6 million compared with $28.6 million in the third quarter of 2013 and $24.9 million in the second quarter of 2014. Third quarter results include previously announced realignment and other charges of $7.7 million, or $0.18 per share, net of taxes.
Diluted earnings per share computed on a non-GAAP basis were $0.69, compared with $0.67 in the third quarter of 2013 and $0.70 in the second quarter of 2014. Non-GAAP net income for the quarter was $29.4 million, compared with $28.6 million in the third quarter of 2013 and $29.7 million in the second quarter of 2014.
The gross margin in the third quarter was 47.7%, up 130 basis points from 46.4% in the second quarter of 2014 and at the highest level since 47.9% in the third quarter of 2013.
“Earnings were at the high end of our guidance range and we are encouraged by our gross margin progress” commented Don Kania, president and CEO. “We exited the quarter with record backlog reflecting strong customer demand for our differentiated workflows across both Science and Industry. We continue to see increased interest from customers in key new adjacent markets of structural biology and near-line semiconductor. While foreign exchange movements negatively impacted our reported revenue and backlog, our future earnings stand to benefit from the stronger US dollar.
“Looking forward, we expect fourth quarter revenue to be up substantially over the third quarter, supported by the strong bookings activity over the past several quarters. Profitability is expected to improve in the fourth quarter and we believe we are on track to achieve our mid-2015 targets of 50% gross margin and 20% operating income.”

Total cash, investments and restricted cash at the end of the quarter was $493.0 million, a decrease of $17.2 million from the end of the second quarter. Cash flow provided by operating activities was $28.2 million. During the quarter, the company spent $9.8 million to repurchase 126,000 shares of its common stock, paid cash dividends of $10.5 million and spent $12.1 million on plant and equipment, principally to complete the new facility in the Czech Republic. Including share repurchases made through October 27, the company has repurchased over 795,000 shares of common stock at a total cost of $62.5 million since the beginning of 2014.
Outlook
For the fourth quarter of 2014, revenue is expected to be in the range of $265.0 million to $280.0 million. GAAP earnings per share are expected to be in the range of $0.80 to $0.94. GAAP earnings guidance for the fourth quarter includes restructuring costs of approximately $7.5 million. Non-GAAP earnings per share are expected to be in the range of $0.94 to $1.08. The effective tax rate is expected to be approximately 20%.
Non-GAAP Financial Measures
This press release reports FEI's results on a GAAP basis as well as on a non-GAAP basis. Non-GAAP net income, diluted earnings per share, operating expenses, operating income, cost of sales and gross margin exclude certain costs for asset impairments, inventory write-downs and severance related to the company’s facilities consolidation and realignment efforts and related tax impacts. A reconciliation of these charges and benefits, along with their impact on net income and earnings per share, is included in a table attached to this press release, along with GAAP statements of operations, balance sheets, additional supplementary information and summary cash flow information.
FEI's management uses these non-GAAP financial measures because they exclude items that are generally not directly related to the performance of the company's core business operations and therefore provides useful supplemental information to management and investors regarding the performance of the company's business operations, facilitates comparisons to the company's historical operating results and enhances investors' ability to review FEI's business from the same perspective as FEI's management.
These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measures differently, limiting their usefulness as a comparative tool. The company compensates for these limitations by providing specific information regarding the GAAP amounts included in or excluded from the non-GAAP financial measures. The company further compensates for the limitations of its use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures included with this press release with our GAAP net income and net income per diluted share.
Investor Conference Call -- 2:00 p.m. Pacific time, Tuesday, October 28, 2014
Parties interested in listening to FEI's quarterly conference call may do so by dialing 1-888-417-8516 (U.S., toll-free) or +1-719-457-2628 (international and toll), with the conference title: FEI Third Quarter Earnings Conference Call, Conference ID 7851326. The call can also be accessed via the web by going to FEI's Investor Relations page at http://investor.fei.com/events.cfm, where the webcast will also be archived.

Safe Harbor Statement
This news release contains forward-looking statements that include guidance for revenue and earnings per share for the fourth quarter of 2014, the impact of certain items on our results for the quarter, assumptions about tax rates and our continued progress toward our 2015 gross margin and operating income targets. Forward-looking statements may also be identified by words and phrases that refer to future expectations, such as "guidance", "guiding", "forecast", "toward", "plan", "expect", "expects", "are expected", "is expected", "will", "projecting", "looking forward", “continue to see”, “outlook” and other similar words and phrases. Factors that could affect these forward-looking statements include, but are not limited to: the global economic environment; lower than expected customer orders, including for recently-introduced products; potential weakness of the Science and Industry market segments; potential disruption in manufacturing or unexpected additional costs due to the transition from older to newer products; potential delayed or reduced governmental spending to support expected orders; potential disruption in the company's operations due to organizational changes; cyclical changes in the semiconductor industry, which is a major component of Industry market segment revenue; the relative mix of higher-margin and lower-margin products; potential for increased volatility resulting from larger sales transactions and rescheduling of orders by customers; risks associated with a high percentage of the company's revenue coming from "turns" business, when the order for a product is placed by the customer in the same quarter as the planned shipment, and risks associated with building and shipping a high percentage of the company’s quarterly revenue in the last month of the quarter; delays in meeting all accounting requirements for revenue recognition; fluctuations in foreign exchange rates, which can affect margins or the competitive pricing of our products; additional costs related to future merger and acquisition activity; failure of the company to achieve anticipated benefits of acquisitions and collaborations, including failure to achieve financial goals and integrate acquisitions successfully; reduced profitability due to failure to achieve or sustain margin improvement in service or product manufacturing; failure to achieve improved operational efficiency and other benefits from infrastructure investments and restructuring activities; changes to current restructuring activities, including greater than estimated costs, or potential additional restructurings, realignments and reorganizations; potential customer cancellations or requests to defer planned shipments; changes in backlog and the timing of shipments from backlog; inability to deploy products as expected or delays in shipping products due to technical problems or barriers, especially with regard to recently introduced TEM products; potential shipment or supply chain disruptions; and additional selling, general and administrative or research and development expenses. Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.
About FEI
FEI Company (Nasdaq: FEIC) designs, manufactures and supports a broad range of high-performance microscopy workflow solutions that provide images and answers at the micro-, nano- and picometer scales. Its innovation and leadership enable customers in industry and science to increase productivity and make breakthrough discoveries. Headquartered in Hillsboro, Ore., USA, FEI has over 2,600 employees and sales and service operations in more than 50 countries around the world. More information can be found at: www.fei.com.

FEI Company and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 28, 2014	June 29, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$272,441	$272,372	$384,170
Short-term investments in marketable securities	92,589	125,945	108,191
Short-term restricted cash	11,988	19,176	18,798
Receivables, net	219,203	225,174	194,418
Inventories, net	190,394	195,712	181,725
Deferred tax assets	9,890	10,670	15,114
Other current assets	42,648	35,913	28,324
Total current assets	839,153	884,962	930,740
Non-current investments in marketable securities	77,005	57,643	47,278
Long-term restricted cash	38,953	35,075	32,718
Non-current inventories	53,845	57,326	62,104
Property plant and equipment, net	166,520	171,937	157,829
Intangible assets, net	59,371	65,121	47,197
Goodwill	177,820	184,994	136,152
Deferred tax assets	9,156	7,528	1,751
Other assets, net	17,693	13,668	10,315
TOTAL	$1,439,516	$1,478,254	$1,426,084
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$79,584	$87,975	$73,247
Accrued liabilities	48,970	53,743	57,851
Deferred revenue	92,386	91,033	91,563
Income taxes payable	12,435	8,651	4,579
Accrued restructuring, reorganization and relocation	6,462	1,398	50
Other current liabilities	55,907	52,331	46,324
Total current liabilities	295,744	295,131	273,614
Other liabilities	77,543	83,703	74,902
SHAREHOLDERS’ EQUITY:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—	—
Common stock - 70,000 shares authorized; 41,844, 41,959 and 42,136 shares issued and outstanding at September 28, 2014, June 29, 2014 and December 31, 2013	623,092	626,814	637,482
Retained earnings	438,564	427,307	392,958
Accumulated other comprehensive income	4,573	45,299	47,128
Total shareholders’ equity	1,066,229	1,099,420	1,077,568
TOTAL	$1,439,516	$1,478,254	$1,426,084

FEI Company and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	September 28, 2014	June 29, 2014	September 29, 2013	September 28, 2014	September 29, 2013
NET SALES:
Products	$169,131	$179,030	$162,452	$517,459	$502,284
Service	58,625	57,925	56,044	173,517	159,879
Total net sales	227,756	236,955	218,496	690,976	662,163
COST OF SALES:
Products	83,653	92,077	79,894	262,327	247,757
Service	35,522	35,027	33,857	103,893	100,213
Total cost of sales	119,175	127,104	113,751	366,220	347,970
Gross margin	108,581	109,851	104,745	324,756	314,193
OPERATING EXPENSES:
Research and development	25,312	26,221	25,397	77,178	75,619
Selling, general and administrative	49,463	50,587	45,346	148,513	131,509
Restructuring, reorganization and relocation	7,699	2,228	—	11,259	1,090
Total operating expenses	82,474	79,036	70,743	236,950	208,218
OPERATING INCOME	26,107	30,815	34,002	87,806	105,975
OTHER EXPENSE, NET	(831)	(806)	(661)	(1,907)	(3,618)
INCOME BEFORE TAXES	25,276	30,009	33,341	85,899	102,357
INCOME TAX EXPENSE	3,629	5,061	4,735	14,228	16,957
NET INCOME	$21,647	$24,948	$28,606	$71,671	$85,400
BASIC NET INCOME PER SHARE DATA	$0.52	$0.59	$0.69	$1.70	$2.14
DILUTED NET INCOME PER SHARE DATA	$0.51	$0.59	$0.67	$1.68	$2.04
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	41,891	42,080	41,750	42,053	39,928
Diluted	42,465	42,627	42,455	42,624	42,300

FEI Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Thirteen Weeks Ended (1)			Thirty-Nine Weeks Ended (1)
	September 28, 2014	June 29, 2014	September 29, 2013	September 28, 2014	September 29, 2013
NET SALES:
Products	74.3%	75.6%	74.4%	74.9%	75.9%
Service	25.7	24.4	25.6	25.1	24.1
Total net sales	100.0%	100.0%	100.0%	100.0%	100.0%
COST OF SALES:
Products	36.7%	38.9%	36.6%	38.0%	37.4%
Service	15.6	14.8	15.5	15.0	15.1
Total cost of sales	52.3%	53.6%	52.1%	53.0%	52.6%
GROSS MARGIN:
Products	50.5%	48.6%	50.8%	49.3%	50.7%
Service	39.4	39.5	39.6	40.1	37.3
Gross margin	47.7	46.4	47.9	47.0	47.4
OPERATING EXPENSES:
Research and development	11.1%	11.1%	11.6%	11.2%	11.4%
Selling, general and administrative	21.7	21.3	20.8	21.5	19.9
Restructuring, reorganization and relocation	3.4	0.9	—	1.6	0.2
Total operating expenses	36.2%	33.4%	32.4%	34.3%	31.4%
OPERATING INCOME	11.5%	13.0%	15.6%	12.7%	16.0%
OTHER EXPENSE, NET	(0.4)%	(0.3)%	(0.3)%	(0.3)%	(0.5)%
INCOME BEFORE TAXES	11.1%	12.7%	15.3%	12.4%	15.5%
INCOME TAX EXPENSE	1.6%	2.1%	2.2%	2.1%	2.6%
NET INCOME	9.5%	10.5%	13.1%	10.4%	12.9%

(1)	Percentages may not add due to rounding.

FEI Company and Subsidiaries
Non-GAAP Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended (2)			Thirty-Nine Weeks Ended (2)
	September 28, 2014	June 29, 2014	September 29, 2013	September 28, 2014	September 29, 2013
GAAP Gross Margin	$108,581	$109,851	$104,745	$324,756	$314,193
Adjustment for:
Inventory write-off	230	755	—	985	—
Non-GAAP Gross Margin	$108,811	$110,606	$104,745	$325,741	$314,193

GAAP Operating Expenses	$82,474	$79,036	$70,743	$236,950	$208,218
Adjustment for:
Acceleration of acquisition-related earn-out	—	(2,500)	—	(2,500)	—
Impairment and other asset write-offs	(1,831)	(466)	—	(2,297)	—
Restructuring activities	(7,699)	(2,228)	—	(11,259)	(1,090)
Non-GAAP Operating Expenses	$72,944	$73,842	$70,743	$220,894	$207,128

GAAP Operating Income	$26,107	$30,815	$34,002	$87,806	$105,975
Adjustment for:
Inventory write-off	230	755	—	985	—
Acceleration of acquisition-related earn-out	—	2,500	—	2,500	—
Impairment and other asset write-offs	1,831	466	—	2,297	—
Restructuring activities	7,699	2,228	—	11,259	1,090
Non-GAAP Operating Income	$35,867	$36,764	$34,002	$104,847	$107,065

GAAP Net Income	$21,647	$24,948	$28,606	$71,671	$85,400
Adjustment for:
Inventory write-off, net of tax	183	607	—	782	—
Acceleration of acquisition-related earn-out, net of tax	—	2,011	—	1,984	—
Impairment and other asset write-offs, net of tax	1,453	375	—	1,823	—
Restructuring activities, net of tax	6,110	1,792	—	8,935	870
Non-GAAP Net Income	$29,393	$29,733	$28,606	$85,195	$86,270

GAAP Diluted Net Income Per Share	$0.51	$0.59	$0.67	$1.68	$2.04
Adjustment for:
Inventory write-off	—	0.01	—	0.02	—
Acceleration of acquisition-related earn-out	—	0.05	—	0.05	—
Impairment and other asset write-offs	0.03	0.01	—	0.04	—
Restructuring activities	0.14	0.04	—	0.21	0.02
Non-GAAP Diluted Net Income Per Share	$0.69	$0.70	$0.67	$2.00	$2.06

(2) Diluted net income per share amounts may not add due to rounding.

FEI Company and Subsidiaries
Reconciliation of Forward-Looking Non-GAAP Information
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2014
	Low Range Guidance	High Range Guidance
GAAP Net Income	$33,600	$39,500
Adjustment for:
Restructuring, reorganization and relocation (3)	7,500	7,500
Income tax effect of above adjustments	(1,500)	(1,500)
Non-GAAP Net Income	$39,600	$45,500

GAAP Net Income Per Share	$0.80	$0.94
Non-GAAP Net Income Per Share	$0.94	$1.08

Shares Used in Above Calculations	42,200	42,200

(3) Principally severance costs and lease abandonment.

FEI Company and Subsidiaries
Consolidated Summary of Cash Flows
(In thousands)
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Net Income	$21,647	$28,606	$71,671	$85,400
Depreciation	7,740	5,991	22,379	17,442
Amortization	3,614	2,620	10,478	7,868
Stock-based compensation	6,494	4,603	17,456	13,316
Other changes in working capital	(11,320)	6,898	(49,386)	16,218
Net cash provided by operating activities	28,175	48,718	72,598	140,244

Acquisition of property, plant and equipment	(12,107)	(4,586)	(35,429)	(47,152)
Payments for acquisitions, net of cash acquired	—	(2,694)	(65,049)	(2,694)
Other investing activities	13,631	(12,812)	(17,967)	(24,158)
Net cash used in investing activities	1,524	(20,092)	(118,445)	(74,004)

Dividends paid on common stock	(10,490)	(5,010)	(20,619)	(11,173)
Repurchases of common stock	(9,836)	—	(40,315)	—
Other financing activities	2,379	1,850	10,940	9,223
Net cash used in financing activities	(17,947)	(3,160)	(49,994)	(1,950)

Effect of exchange rate changes	(11,683)	5,966	(15,888)	4,910
(Decrease) increase in cash and cash equivalents	$69	$31,432	$(111,729)	$69,200
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for income taxes, net	$4,575	$1,302	$14,458	$7,505
Accrued purchases of plant and equipment	986	6,434	986	6,434

FEI Company and Subsidiaries
Supplemental Data Table
($ in millions, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	September 28, 2014	June 29, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Income Statement Highlights
Consolidated sales	$227.8	$237.0	$218.5	$691.0	$662.2
Gross margin	47.7%	46.4%	47.9%	47.0%	47.4%
Net income	$21.6	$24.9	$28.6	$71.7	$85.4
Diluted net income per share	$0.51	$0.59	$0.67	$1.68	$2.04
Sales and Bookings Highlights
Sales by Segment
Industry Group	$107.1	$127.2	$103.6	$340.7	$306.4
Science Group	120.7	109.8	114.9	350.3	355.8
Sales by Geography
USA & Canada	$77.0	$80.5	$65.2	$229.7	$195.4
Europe	56.6	63.6	63.1	187.2	199.3
Asia-Pacific and Rest of World	94.2	92.9	90.2	274.1	267.5
Gross Margin by Segment
Industry Group	51.5%	50.4%	54.2%	51.5%	52.4%
Science Group	44.3	41.7	42.2	42.7	43.2
Bookings and Backlog
Bookings - Total	$250.1	$259.0	$251.0	$756.4	$719.4
Book-to-bill Ratio	1.10	1.09	1.15	1.09	1.09
Backlog - Total	$539.0	$516.7	$482.0	$539.0	$482.0
Backlog - Service	160.5	143.5	126.2	160.5	126.2
Bookings by Segment
Industry Group	$154.2	$109.9	$98.8	$387.3	$310.2
Science Group	95.9	149.1	152.2	369.1	409.2
Bookings by Geography
USA & Canada	$90.0	$86.4	$63.7	$234.5	$198.4
Europe	53.4	73.3	81.0	219.4	204.1
Asia-Pacific and Rest of World	106.7	99.3	106.3	302.5	316.9
Balance Sheet and Other Highlights
Cash, equivalents, investments, restricted cash	$493.0	$510.2	$508.9	$493.0	$508.9
Days sales outstanding (DSO)	88	87	89	88	89
Days in inventory	190	181	205	190	205
Days in payables (DPO)	61	63	61	61	61
Cash Cycle (DSO + Days in Inv - DPO)	217	205	233	217	233
Working capital	$543.4	$589.8	$633.0	$543.4	$633.0
Headcount (permanent and temporary)	2,693	2,689	2,609	2,693	2,609
Euro average rate	1.33	1.37	1.33	1.36	1.32
Euro ending rate	1.27	1.36	1.35	1.27	1.35
Yen average rate	103.38	102.18	98.83	102.76	96.46
Yen ending rate	109.04	101.37	98.63	109.04	98.63